As filed with the Securities and Exchange Commission on May 12, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOINGO WIRELESS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4856877 (IRS Employer Identification No.)

10960 Wilshire Blvd., Suite 800

Los Angeles, California 90024

 (Address of Principal Executive Offices) (Zip Code)

Boingo Wireless, Inc. Amended and Restated 2001 Stock Incentive Plan

Boingo Wireless, Inc. 2011 Equity Incentive Plan
(Full title of the plan)

Edward Zinser

Chief Financial Officer

10960 Wilshire Blvd., Suite 800

Los Angeles, California 90024

(Name and address of agent for service)

(310) 586-5180

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value	4,816,401 shares(2)	$1.44	(3)	$6,935,617.44	$805.23
Common Stock, $0.0001 par value	4,000,000 shares(4)	$11.97	(5)	$47,880,000.00	$5,558.87
Total	8,816,401 shares			$54,815,617.44	$6,364.10

(1)          Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “1933 Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the Boingo Wireless, Inc. Amended and Restated 2001 Stock Incentive Plan (the “2001 Plan”) and Boingo Wireless, Inc. 2011 Equity Incentive Plan (the “2011 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the outstanding shares of Registrant’s Common Stock.

(2)          Represents 4,816,401 shares of Common Stock reserved for future issuance upon the exercise of outstanding options under the 2001 Plan.

(3)          In accordance with Rule 457(h) promulgated under the 1933 Act, the offering price per share and the aggregate offering price is based on the $1.44 per share weighted average exercise price for outstanding options granted under the 2001 Plan.

(4)          Represents shares of Common Stock reserved for future issuance under the 2011 Plan.

(5)          Estimated in accordance with Rule 457(c) promulgated under the 1933 Act solely for the purpose of calculating the amount of the registration fee on the basis of the average of the high and low price per share of the Registrant’s Common Stock as reported on the Nasdaq Global Market on May 5, 2011.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

Boingo Wireless, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(a)                                  The Registrant’s Prospectus filed with the SEC on May 5, 2011, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “1933 Act”), relating to the Registration Statement on Form S-1, as amended (File No. 333-171719), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b)                                 The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement No. 001-35155 on Form 8-A filed with the SEC on April 27, 2011, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), including any amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities

Not applicable.

Item 5.    Interests of Named Experts and Counsel

Not applicable.

Item 6.    Indemnification of Directors and Officers

The Registrant’s amended and restated certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of the Registrant’s directors and executive officers for monetary damages for breach of their fiduciary duties as directors or officers. The Registrant’s amended and restated certificate of incorporation and bylaws provide that the Registrant must indemnify its directors and executive officers and may indemnify its employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

In addition to the indemnification provided for in its amended and restated certificate of incorporation and bylaws, the Registrant has entered into indemnification agreements with its directors and executive officers and intends to enter into indemnification agreements with any new directors and executive officers in the future. In addition, certain of our directors representing investment funds have contractual indemnification rights provided by their investment funds in connection with their service on our board of directors.

The Registrant has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer of the Registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 7.    Exemption from Registration Claimed

Not applicable.

Item 8.    Exhibits

Exhibit Number	Exhibit

4.1

Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of Registrant’s Registration Statement on Form S-1, originally filed with the SEC on January 14, 2011).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 of Registrant’s Registration Statement on Form S-1, originally filed with the SEC on January 14, 2011).

5.1	Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.1.

24.1	Power of Attorney. Reference is made to page II-4 of this Registration Statement.

99.1

Boingo Wireless, Inc. Amended and Restated 2001 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on January 14, 2011).

99.2

Boingo Wireless, Inc. 2011 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on January 14, 2011).

Item 9.    Undertakings

A.            The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement — notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934

Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on this 12th day of May, 2011.

BOINGO WIRELESS, INC.

By:	/s/ David Hagan
David Hagan
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Boingo Wireless, Inc., a Delaware corporation, do hereby constitute and appoint David Hagan and Edward Zinser, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the 1933 Act, as amended, and any rules or regulations or requirements of the SEC in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Chief Executive Officer and Director
/s/ David Hagan	(Principal Executive Officer)	May 12, 2011
David Hagan

Chief Financial Officer
/s/ Edward Zinser	(Principal Financial and Accounting Officer)	May 12, 2011
Edward Zinser

Signature	Title	Date

/s/ Charles Boesenberg	Director	May 12, 2011
Charles Boesenberg

/s/ Sky Dayton	Director	May 12, 2011
Sky Dayton

/s/ Marc Geller	Director	May 12, 2011
Marc Geller

/s/ Paul Hsiao	Director	May 12, 2011
Paul Hsiao

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1

Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of Registrant’s Registration Statement on Form S-1, originally filed with the SEC on January 14, 2011).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 of Registrant’s Registration Statement on Form S-1, originally filed with the SEC on January 14, 2011).

5.1	Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.1.

24.1	Power of Attorney. Reference is made to page II-4 of this Registration Statement.

99.1

Boingo Wireless, Inc. Amended and Restated 2001 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on January 14, 2011).

99.2

Boingo Wireless, Inc. 2011 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on January 14, 2011).